Exhibit 10.31

ASSIGNMENT AND ASSUMPTION OF BOND DOCUMENTS

This ASSIGNMENT AND ASSUMPTION OF BOND DOCUMENTS (this "Agreement"), is made as of this 14th day of July, 2016, by and between WATERTON TENSIDE OWNER, L.L.C., a Delaware limited liability company ("Assignor"); and BR CARROLL TENSIDE, LLC, a Delaware limited liability company ("Assignee").

WITNESSETH:

WHEREAS, pursuant to a Bond Resolution (the "Bond Resolution") adopted by the Atlanta Development Authority, a public body corporate and politic of the State of Georgia (the "Issuer") on November 20, 2008, and an Indenture of Trust (the "Indenture") dated as of December 1, 2009, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the "Trustee"), the Issuer authorized the issuance of its "Atlanta Development Authority Taxable Lease Purchase Revenue Bond (Tivoli Tenside Project) Series 2009" to finance a capital project (the "Project"), and on December 30, 2009, the Issuer issued the initial bond, designated "R-1", to Assignor in the amount of $70,000,000 (the "Bond"). Pursuant to that certain Assignment and Transfer of Bond dated on or about the date hereof, Assignor has sold, assigned and transfe1Ted unto Assignee the Bond and all rights thereunder.

WHEREAS, Assignor wishes to assign to Assignee all of its right, title, and interest in and to, and obligations under each of the following documents and agreements executed in connection with the issuance of the Bond: (1) the Bond Purchase Agreement, dated as of December 1, 2009, among the Issuer, Assignor (as successor in interest to and assignee of Ten Side Holdings, LLC, a Georgia limited liability company ("Ten Side Holdings"), as the original purchaser thereunder), in its capacity as purchaser thereunder (in such capacity, the "Purchaser"), and Assignor (as successor in interest to and assignee of Ten Side Holdings, as the original lessee thereunder), in its capacity as lessee under the Lease (as defined therein), (2) the Guaranty Agreement, dated as of December 1, 2009, between Assignor (as successor in interest to and assignee of Ten Side Holdings, as the original guarantor thereunder) and Trustee, and (3) the Home Office Payment Agreement, dated as of December 1, 2009, among the Issuer, Trustee, and Assignor (as successor in interest to and assignee of Ten Side Holdings, as the original purchaser), in its capacity as Purchaser and in connection with its use of the Project (as defined therein) financed with the proceeds of the Bond (collectively, the "Bond Documents"); and

WHEREAS, Assignee wishes to assume certain of Assignor's obligations under the Bond Documents arising from and after the date of this Agreement.

AGREEMENT:

NOW,  THEREFORE, for and in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:

1.          Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Bond Documents.

2.          Transfer of Rights and Assumption of Obligations.

(a)         Assignor does hereby absolutely and unconditionally grant, set over, deliver, sell, assign, transfer, and convey to Assignee (1) all of the right, title, interest, remedies, powers, options, benefits, and privileges of the "Company", the "Guarantor'', the "Purchaser", and the "Bondholder" or "Holder", and all, if any, other right, title, interest, remedies, powers, options, benefits, and privileges of Assignor, in, to and under the Bond Documents.

(b)         Assignee hereby assumes all duties and obligations of the "Company'', the "Guarantor", the "Purchaser", and the ''Bondholder" or "Holder" under the Bond Documents arising from and after the date of this Agreement, but only for so long as Assignee is the owner and holder of the right, title and interest assigned to Assignee hereunder.

3.          Miscellaneous. This Agreement and the rights and obligations of Assignor and Assignee hereunder shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors, assigns, heirs, executors, administrators, and personal representatives, shall be governed by and constructed in accordance with the laws of the State of Georgia, and may not be modified or amended in any manner other than by a written agreement signed by all parties hereto.

[Remainder of this page is blank; signatures and seals follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed, sealed and delivered by its duly authorized representative, all effective as of the day and year first written above.

ASSIGNOR:

WATERTON TENSIDE OWNER, L.L.C.
a Delaware limited liability company

By:	/s/ David R. Schwartz
Name:	David R. Schwartz
Title:	Authorized Signatory

[signatures continue on next page]

ASSIGNEE:

BR CARROLL TENSIDE, LLC
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory